DON A. PARADISO P.A.
       2072 SOUTH MILITARY TRAIL, SUITE 9, WEST PALM BEACH, FLORIDA 33415
                       (561) 967-7300 FAX (561) 967-7633





DON A. PARADISO
MEMBER, NEW YORK AND FLORIDA BAR


To The Board of Directors
The Jackson Rivers Company

Re:  Form SB-2 Registration Statement

     Don A. Paradiso, P.A. hereby consents to the use of its opinion dated September 20, 2001 for use in connection with the SB-2 Registration Statement and Prospectus filed with the Securities and Exchange Commission, and to the filing of such opinion as an exhibit thereto.

Sincerely,

/s/ Don A. Paradiso, P.A.
Don A. Paradiso, P.A.

September 21, 2001